Exhibit 24.1

POWER-OF-ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a Director or Officer of Valvoline Inc., a Kentucky corporation (the “Corporation”), hereby constitutes and appoints Julie M. O’Daniel, Mary E. Meixelsperger and Ian C. Lofwall, and each of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-8 (the “Registration Statement”), any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Corporation’s securities to be issued pursuant to the Valvoline Inc. Employee Stock Purchase Plan; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 21st day of May, 2018.

/s/ Samuel J. Mitchell, Jr.	/s/ Stephen E. Macadam
Samuel J. Mitchell, Jr.	Stephen E. Macadam
Chief Executive Officer and Director	Director
(Principal Executive Officer)

/s/ Mary E. Meixelsperger	/s/ Vada O. Manager
Mary E. Meixelsperger	Vada O. Manager
Chief Financial Officer	Director
(Principal Financial Officer)

/s/ David J. Scheve	/s/ Charles M. Sonsteby
David J. Scheve	Charles M. Sonsteby
Controller and Chief Accounting Officer	Director
(Principal Accounting Officer)

/s/ Stephen F. Kirk	/s/ Mary J. Twinem
Stephen F. Kirk	Mary J. Twinem
Non-Executive Chairman and Director	Director

/s/ Richard J. Freeland
Richard J. Freeland
Director